UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 27, 2023

Date of Report (Date of earliest event reported)

CARDIOVASCULAR SYSTEMS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest

St. Paul, Minnesota 55112-6416

(Address of Principal Executive Offices and Zip Code)

(Registrant’s telephone number, including area code): (651) 259-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 27, 2023 (the “Closing Date”), Cardiovascular Systems, Inc., a Delaware corporation (“CSI”), was acquired by Abbott Laboratories, an Illinois corporation (“Abbott”), pursuant to the Agreement and Plan of Merger, dated as of February 8, 2023 (the “Merger Agreement”), by and among CSI, Abbott and Cobra Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of Abbott (“Merger Sub”). Abbott completed the acquisition of CSI through the merger of Merger Sub with and into CSI, with CSI surviving the merger as a subsidiary of Abbott (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of CSI’s common stock, par value $0.001 per share (the “Shares”), issued and outstanding immediately prior to the Effective Time (other than Shares (a) owned by CSI, Abbott or any direct or indirect wholly-owned subsidiary of CSI or Abbott immediately prior to the Effective Time and (b) as to which appraisal rights were properly exercised (the preceding (a) and (b), collectively, the “Excluded Shares”)), was automatically converted into the right to receive $20.00 in cash per Share, without interest (the “Per Share Merger Consideration”).

Also at the Effective Time, (a) each option to purchase Shares that was outstanding and unexercised immediately prior to the Effective Time (each, a “Company Stock Option”), was accelerated and fully vested (to the extent unvested) and, after giving effect to such acceleration, cancelled and converted into the right of the holder thereof to receive, without interest, a cash payment equal to the product of (i) the number of Shares for which such Company Stock Option was exercisable and (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share of such Company Stock Option, subject to any applicable tax withholding, with any Company Stock Option with an exercise price per Share that was equal to or greater than the Per Share Merger Consideration being canceled for no consideration; (b) each Share that was subject to vesting (whether time-based or performance-based), repurchase or other lapse restriction awarded under any stock plan of CSI (each, a “Company Restricted Share”) that was outstanding immediately prior to the Effective Time was accelerated and fully vested (to the extent unvested) and treated as an issued and outstanding Share, with the holder thereof becoming entitled to receive the Per Share Merger Consideration for each Company Restricted Share, subject to any applicable tax withholding; and (c) each restricted stock unit representing the right to vest in and be issued Shares or the cash equivalent thereof and awarded under any stock plan of CSI (each, a “Company RSU”) that was issued and outstanding immediately prior to the Effective Time was accelerated and fully vested (to the extent unvested) and, after giving effect to such acceleration, cancelled and converted into the right of the holder thereof to receive, without interest, a cash payment equal to the product of (i) the number of Shares subject to such Company RSU immediately prior to the Effective Time and (ii) the Per Share Merger Consideration, subject to any applicable tax withholding.

The aggregate consideration paid in connection with the Merger was approximately $850 million, without giving effect to related transaction fees and expenses.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth in Item 2.01 is incorporated herein by reference.

In connection with the consummation of the Merger, on the Closing Date, CSI requested that the Nasdaq Stock Market LLC (“Nasdaq”) suspend trading of the Shares prior to market open on April 28, 2023, remove the Shares from listing on Nasdaq, and file a Form 25 with the Securities and Exchange Commission (the “SEC”) to report the delisting and deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, CSI intends to file a Form 15 with the SEC requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures set forth in Items 2.01 and 3.01 are incorporated herein by reference.

At the Effective Time, each holder of Shares outstanding immediately prior to the Effective Time ceased to have any rights as stockholders of CSI (other than the right (except in the case of Excluded Shares) to receive the Per Share Merger Consideration for such holder’s Shares).

Item 5.01. Changes in Control of Registrant.

The disclosure set forth in Item 2.01 is incorporated herein by reference.

As a result of the consummation of the Merger, a change of control of the registrant occurred, and CSI became a subsidiary of Abbott. The Merger was funded by Abbott’s cash on hand.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The disclosure set forth in Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the restated certificate of incorporation of CSI, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form of the amended and restated certificate of incorporation included as Exhibit 3.1 hereto (the “Amended and Restated Certificate of Incorporation”). In addition, at the Effective Time, the amended and restated bylaws of CSI, as in effect immediately prior to the Effective Time, were further amended and restated in their entirety to be in the form of the amended and restated bylaws included as Exhibit 3.2 hereto (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2023 and prior to consummating the Merger, pursuant to the Merger Agreement, CSI held a special meeting of stockholders (the “Special Meeting”) to hold a stockholder vote on certain proposals related to the Merger Agreement. The following is a summary of the matters voted on at the Special Meeting:

Proposal 1.	The stockholders approved the adoption of the Merger Agreement. The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
34,070,064	123,212	10,520	-

Proposal 2.	The stockholders approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to CSI’s named executive officers that is based on or otherwise relates to the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement (the “Compensation Proposal”). The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
23,646,485	10,319,427	237,884	-

In connection with the Special Meeting, CSI also solicited proxies with respect to a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. As there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement and approve the Compensation Proposal, the adjournment or postponement of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted for a vote of stockholders at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of February 8, 2023, by and among Cardiovascular Systems, Inc., Abbott Laboratories and Cobra Acquisition Co. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CSI on February 9, 2023).*
3.1	Amended and Restated Certificate of Incorporation of Cardiovascular Systems, Inc.
3.2	Amended and Restated Bylaws of Cardiovascular Systems, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. CSI agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR SYSTEMS, INC.

Date:	April 27, 2023	By:	/s/ John A. McCoy, Jr.
John A. McCoy, Jr.
President and Treasurer